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                                                              Exhibit 17 (c)(6)

                           SKYLINE ACQUISITION CORP.,
                               AN OHIO CORPORATION


                             STOCKHOLDERS' AGREEMENT



                              DATED AS OF [ ], 1998




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                                TABLE OF CONTENTS

                                                                         Page


ARTICLE I -          DEFINITIONS

       1.1           Definitions
       1.2           Construction

ARTICLE II -         AFFIRMATIVE COVENANTS OF THE COMPANY
                     AND THE STOCKHOLDERS

       2.1           Board Representation and Voting Agreement
                       of the Shares
       2.2           Specified Actions
       2.3           Financial Covenants
       2.4           Sale of the Company
       2.5           Supplementary Bonus Program

ARTICLE III -        PREEMPTIVE RIGHTS

       3.1           Right to Purchase
       3.2           Closing

ARTICLE IV           PURCHASE OF MANAGEMENT
                     STOCKHOLDERS' SHARES

       4.1           Purchase of Management Stockholder's Shares
       4.2           Put of Management Stockholder's Shares
       4.3           Repurchase Closings
       4.4           Determination of Market Value
       4.5           Required Consents

ARTICLE V -          TAKE-ALONG AND TAG-ALONG

       5.1           Take-Along and Tag-Along

ARTICLE VI -         RESTRICTIONS ON TRANSFER

       6.1           Transfer Restrictions
       6.2           Regulatory Compliance Cooperation
       6.3           Termination




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ARTICLE VII -        MISCELLANEOUS

       7.1           Reincorporation
       7.2           Waivers and Amendments
       7.3           Governing Law
       7.4           Successors and Assigns
       7.5           Entire Agreement
       7.6           Notices
       7.7           Severability
       7.8           Counterparts
       7.9           Descriptive Headings
       7.10          Consent to Jurisdiction


                                       ii

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                             STOCKHOLDERS' AGREEMENT
                             -----------------------


         This Stockholders' Agreement is entered into as of [ ], 1998, by and among SKYLINE ACQUISITION CORP., an Ohio corporation (the "Company"), and the Persons named in SCHEDULE A attached hereto and made a part hereof (collectively the "Stockholders").

                                    RECITALS

         WHEREAS, the Company has authorized capital stock consisting of 2,000,000 shares of Class A Voting Common Stock, no par value per share (the "Class A Common Stock"), and 2,000,000 shares of Class B Nonvoting Common Stock, no par value per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Shares");

         WHEREAS, each Fleet Entity has a substantial investment in the Company by reason of such Person's ownership of the Shares shown on Schedule A;

         WHEREAS, each member of the Management Group has a substantial investment in the Company by reason of such Person's ownership of the Shares shown on Schedule A and/or has the right to acquire Class A Common Stock upon exercise of the Retained Options and/or has the right to acquire Class B Common Stock upon exercise of the Performance Options held by such Person; and

         WHEREAS, the parties believe that it is in the best interest of the Company and the Stockholders to make provision for (a) the future disposition of certain Shares of the Company, and (b) other matters relating to the governance of the Company;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

                  "AFFILIATE" shall mean as applied to any specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person and shall also include (a) any Person who is an officer, director, manager or beneficial owner of at least 5% of the then outstanding equity securities of such specified Person and Family Members and officers, directors or managers of any such Person, (b) any Person in which such specified Person or an Affiliate (as defined in clause (a) above) of such specified Person shall, directly or indirectly, either beneficially own at least 10% of the then outstanding



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equity securities or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, any Family Member of such Person.

                  "AGREEMENT" shall mean this Stockholders' Agreement, as the same may be amended, supplemented, restated, replaced or otherwise modified, in each case from time to time and whether in whole or in part.

                  "BOARD" has the meaning given such term in SECTION 2.1.

                  "BOARD CHANGE DATE" has the meaning given such term in SECTION 2.1.

                  "BOOK VALUE" shall mean as of any date:

                  (a) with respect to any number of Management Shares (other than Retained Option Shares), (i)(A) the common stockholders' equity of the Company as of the end of the Company's most recently ended four week accounting period of the Company determined in accordance with GAAP, DIVIDED BY (B) the sum of the number of then outstanding Shares and the number of Shares issuable upon exercise of Company Options, which as of such date are vested and exercisable, MULTIPLIED BY (ii) such number of Management Shares;

                  (b) with respect to any number of Retained Option Shares (i) the "Book Value" of an equal number of Management Shares, as determined in subparagraph (a) above, PLUS (ii) the aggregate exercise price paid upon acquisition of such Retained Option Shares;

                  (c) with respect to a Retained Option, the number of Management Shares issuable upon exercise of such Retained Option, MULTIPLIED by the "Book Value" of one Management Share, as determined in subparagraph (a) above; and

                  (d) with respect to a Performance Option, the number of Management Shares issuable upon exercise of such Performance Option, MULTIPLIED by the "Book Value" of one Management Share, as determined in subparagraph (a) above, LESS the aggregate exercise price of such Performance Option.

                  "BUSINESS" shall have the meaning given such term in the Merger Agreement.

                  "BUSINESS DAY" shall mean any day other than a day on which banks in the States of Ohio are required or permitted by law to remain closed.

                  "CAPITALIZED LEASE OBLIGATION" shall mean with respect to any Person any lease to which such Person or any of its Subsidiaries is party as lessee under which it leases any property (real, personal or mixed) from any lessor, and which is required to be capitalized in accordance with GAAP, consistently applied.

                  "CAUSE" shall mean with respect to the termination of any Person by the Company for "cause" or "Cause" (a) an act of fraud, embezzlement, deliberate dishonesty,



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misappropriation or intentional and willful breach of fiduciary duty against the
Company or any of its Subsidiaries by such Person, as determined by the Board of the Company in its reasonable discretion (provided that if such Person is also a member of the Board, he or she shall be automatically recused from any Board vote related to such act or breach), (b) any intentional action by such Person on or prior to the date hereof which causes the material breach of a representation or warranty by Skyline Chili or any stockholder of Skyline Chili under the Merger Agreement, (c) conviction of such Person of any felony or crime involving moral turpitude, whether or not committed in the course of performing services to the Company, (d) the habitual drug addiction or intoxication of such Person, (e) the breach by such Person of any terms of any Related Agreement to which such Person is a party (including, without limitation, the breach of any non-competition, non-disclosure, or other restrictive covenants or the willful failure or refusal of such Person to follow the reasonable instructions of the Board of the Company), which breach or act continues uncured to the satisfaction of the Company (i) for a period of thirty (30) days after written notice thereof is given by the Company to such Person as to beaches under this Agreement and
(ii) for the applicable cure period for breaches under a Related Agreement; (f) the commission by such Person of an act undertaken with deliberate intent to cause material loss, damage or injury to the Company or any of its Subsidiaries; or (g) the commission by such Person of an act undertaken in reckless disregard of the best interests of the Company, which act has a material adverse effect on the Business or the reputation, goodwill or image of the Company or any of its Subsidiaries.

                  "CHISHOLM" shall mean Chisholm Partners III, L.P., a Delaware limited partnership and its successors and assigns.

                  "CLASS A COMMON STOCK" has the meaning given such term in the RECITALS.

                  "CLASS B COMMON STOCK" has the meaning given such term in the RECITALS.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "COMPANY" shall have the meaning given such term in the PREAMBLE; provided that, on and after the effective date of the Merger, the term "Company" shall refer to the Surviving Corporation, as successor-in-interest to the Company pursuant to the Merger Agreement.

                  "COMPANY CALL EXPIRATION NOTICE" shall have the meaning given such term in SECTION 4.3.

                  "COMPANY OPTIONS" shall mean the Retained Options and the Performance Options.

                  "CONSENT OF FLEET ENTITIES" shall mean, at any time of determination thereof, the written consent of each of the Fleet Entities.



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                  "CONVERTIBLE SECURITIES" shall mean, with respect to any
Equity Securities, (a) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, such Equity Securities, and (b) any shares of stock, partnership interests, other ownership or beneficial interests, bonds, notes, debentures or other securities convertible into, exchangeable for, or otherwise entitling the holder thereof to, directly or indirectly, such Equity Securities, in each case outstanding at any time.

                  "DELAWARE GENERAL CORPORATION LAW" shall have the meaning given such term in the Merger Agreement.

                  A Person shall be deemed to have a "DISABILITY" if an independent medical doctor selected by the Company's health or disability insurer (or, if after written request by the Company, such insurer shall have failed to select such a doctor willing to examine such Person, by the Board of the Company) certifies that such Person has for ninety (90) consecutive days in any twelve (12) month period been unable to perform the essential functions of his or her then current position with the Company due to physical or mental illness, injury or other medical disability. Any refusal by such Person to submit to a medical examination for the purpose of certifying disability within fifteen (15) days of the Company's written request shall be deemed to constitute conclusive evidence of such Person's disability.

                  "DISINTERESTED DIRECTORS" shall have the meaning given such term in SECTION 4.4 below.

                  "EFFECTIVE TIME" shall have the meaning given such term in the Merger Agreement.

                  "EQUITY SECURITIES" shall mean, with respect to any Person, any shares of stock of, or partnership or membership interest or other ownership or beneficial interest in, such Person, in each case outstanding at any time.

                  "EXERCISE NOTICE" shall have the meaning given such term in
SECTION 4.3.

                  "FAMILY MEMBER" shall mean, as applied to any Person who is an individual, a spouse, parent, sibling, child, grandchild, cousin or other lineal descendent thereof and a trust created for the exclusive benefit of one or more of such Persons.

                  "FFG" shall mean Fleet Financial Group, Inc., a Rhode Island corporation.

                  "FINANCING AGREEMENT" shall mean that certain [ ] Agreement of even date herewith by and between the Surviving Corporation and the Senior Lender, or any credit agreement evidencing a senior debt facility that replaces the facility evidenced by such Agreement with the Consent of Fleet Entities.



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                  "FLEET ENTITIES" shall mean the Persons designated as "Fleet
Entities" on SCHEDULE A hereto and shall also mean the successors and assigns of each "Fleet Entity" hereunder.

                  "FUNDED DEBT" shall mean with respect to any Person as of any date the aggregate indebtedness for money borrowed and Capitalized Lease Obligations of such Person as of such date.

                  "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

                  "GOOD REASON" shall mean the termination by a Management Stockholder of his or her employment with the Company or any of its Subsidiaries by reason of (a) any intentional or knowing action by the Company on or prior to the date hereof which causes the material breach of a representation or warranty by the Company under the Merger Agreement which continues uncured to the satisfaction of the Management Stockholder for a period of thirty (30) days, (b) the material breach by the Company, any Fleet entity or the Surviving Corporation of any terms of any Related Agreement to which such Person is a party, which breach or act continues uncured to the satisfaction of the Management Stockholder (i) for a period of thirty (30) days after written notice thereof is given by the Management Stockholder to such Person, or (ii) for the applicable cure period for breaches under a Related Agreement, (c) a permanent relocation of the Management Stockholder's place or location of employment to an area outside the 100-mile area measured from the nearest point of the city limits of Cincinnati, Ohio, (d) a material reduction by the Company in the Management Stockholder's functions, duties or responsibilities, to the detriment of the Management Stockholder, (e) a material reduction in the Management Stockholder's base salary, (f) a material change in the Management Stockholder's terms of employment by the Company to the detriment of the Management Stockholder, or (g) the normal retirement of such Management Stockholder on or after his or her 65th birthday.

                  "INITIAL APPRAISAL" shall have the meaning given such term in
SECTION 4.4 below.

                  "INITIAL PUBLIC OFFERING" shall mean the first Public Offering occurring following the Effective Time; provided that in connection with such Public Offering the Shares or other Equity Securities offered pursuant thereto are listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted for trading on the NASDAQ, National Market or SmallCap Systems.

                  "LIQUIDITY EVENT" shall mean (i) a Sale of the Company, (ii) a Transfer of all or substantially all of the assets and property of the Company and its Subsidiaries taken as a whole, or (iii) an Initial Public Offering.

                  "MANAGEMENT APPRAISAL" shall have the meaning given such term in SECTION 4.4 below.



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                  "MANAGEMENT GROUP" shall mean Kevin R. McDonnell, Thomas L.
Allen, Phillip M. Lewis, Jr., Jeffry W. Shelton, Deborah L. Chitwood, Kenneth E. Davis, Charles L. Harnist and Skyline Trust and shall also mean the successors and assigns of each member of the "Management Group" hereunder and each Person who shall subsequently agree in writing to become bound hereunder as a member of the "Management Group".

                  "MANAGEMENT INCENTIVE OPTIONS" shall mean Performance Options granted or to be granted to Persons (other than members of the Management Group) that in the aggregate shall not entitle such Persons to acquire more than the number of Shares designated on Schedule A for "Other Employees" or "Reserved" under the column "Class B Performance Options".

                  "MANAGEMENT OPTION PLAN" shall have the meaning given such term in the Merger Agreement.

                  "MANAGEMENT SHARES" shall mean, with respect to a Management Stockholder, all of the Shares (i) acquired by such Management Stockholder as of the date hereof, (ii) subsequently acquired by such Management Stockholder or the Management Successor of such Management Stockholder, (iii) held by the Skyline Trust of which such Management Stockholder is a beneficiary, or (iv) held by the IRA of which such Management Stockholder is the beneficiary.

                  "MANAGEMENT SUCCESSOR" shall have the meaning given such term in SECTION 4.1.

                  "MANAGEMENT STOCKHOLDER" shall mean the Management Group and any Option Holder who acquires Shares upon exercise of any Company Option who shall subsequently agree in writing to become bound hereunder as a member of the Management Group.

                  "MARKET VALUE" shall mean:

                  (a) with respect to Management Shares (other than Retained Option Shares), the fair market value of such Management Shares determined pursuant to SECTION 4.4;

                  (b) with respect to Retained Option Shares, the "Market Value" of an equal number of Management Shares, PLUS the aggregate exercise price paid pursuant to the applicable Retained Option to acquire such Retained Option Shares,

                  (c) with respect to a Retained Option, the "Market Value" of the Management Shares that may be acquired upon exercise of such Retained Option, without any reduction or allowance for the exercise price of such Retained Option; and

                  (d) with respect to a Performance Option, the "Market Value" of the Management Shares that may be acquired upon exercise of such Performance Option, LESS the aggregate exercise price of such Performance Option.

                  "MERGER" shall have the meaning ascribed thereto in the Merger Agreement.



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                  "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Agreement, dated as of November 26, 1997, by and among the Company, Skyline Chili and certain stockholders of Skyline Chili, as the same may be amended, supplemented, restated, replaced or otherwise modified, in each case from time to time and whether in whole or in part.

                  "NEW SHARES" shall mean any Equity Securities or Convertible Securities of the Company, whether now authorized or not, and any rights, options or warrants to purchase said Equity Securities or Convertible Securities, including, without limitation, any Shares; provided, however, that "New Shares" do not include (i) securities offered pursuant to a Public Offering; (ii) Shares issued with the consent of the Fleet Entities in an arms-length offering solely to one or more Persons who are not Affiliates of the Fleet Entities; (iii) Shares issued to the Company's Stockholders in connection with any stock split or stock dividend; (iv) Shares issued to a Fleet Entity or a Management Stockholder upon conversion of the Class B Common Stock, (v) the grant of Performance Options; and (vi) the issuance of Shares upon the exercise of Company Options.

                  "NON-EXERCISE NOTICE" shall have the meaning ascribed thereto in SECTION 4.3(a).

                  "NOTICE OF PROPOSED ISSUANCE" shall have the meaning ascribed thereto in SECTION 3.1(a).

                  "OHIO CORPORATION LAW" means the Ohio General Corporation Law, as amended.

                  "OFFERED NEW SHARES" shall have the meaning ascribed thereto in SECTION 3.1(a).

                  "OPTION HOLDERS" shall mean the Persons designated on Schedule A hereto who hold "Options" and shall also mean the successors and assigns of each such Person and each Person granted Performance Options hereafter.

                  "ORDINARY COURSE OF BUSINESS" shall have the meaning given such term in the Merger Agreement.

                  "ORIGINAL COST" shall mean:

                  (a) with respect to a specified number of Management Shares (other than Retained Option Shares or Performance Option Shares) an amount equal to (i) the number of such Management Shares, MULTIPLIED BY (ii) the Purchase Price Per Share,

                  (b) with respect to Retained Option Shares, an amount equal to the "Original Cost" of an equal number of Management Shares, as determined in subparagraph (a) above, PLUS the aggregate exercise price paid pursuant to the applicable Retained Option to acquire such Retained Option Shares,




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                  (c) with respect to Performance Option Shares, an amount equal to the aggregate exercise price paid pursuant to the applicable Performance Option to acquire such Performance Option Shares,

                  (d) with respect to a Retained Option, an amount of $6.75 for each Share issuable upon exercise of such Retained Option, and

                  (e) with respect to a Performance Option, an amount equal to $0, in each case appropriately adjusted to reflect any stock splits, stock dividends or recapitalizations affecting the Class A Common Stock or Class B Common Stock.

                  "PERFORMANCE OPTIONS" shall mean those certain options for the right to purchase Shares of Class B Common Stock issued to key employees of the Surviving Corporation pursuant to the Management Option Plan.

                  "PERFORMANCE OPTION SHARES" shall mean Shares of Class B Common Stock acquired upon exercise of a Performance Option.

                  "PERMITTED TRANSFERS" shall mean:

                           (a) in the case of a Fleet Entity, (i) any Transfer of Shares to any Affiliate of such Fleet Entity or any other Fleet Entity, (ii) any Transfer of Shares to a successor corporation or other successor entity as a result of a merger or consolidation with, or a sale of all or substantially all of the assets of, such Fleet Entity or a transfer to one or more of its partners, or a distribution to such partners, (iii) any Transfer of Shares to the extent required by governmental rule, law or regulation, or any directive or order of any governmental authority, (iv) any Transfer of Shares pursuant to a Public Offering, (v) any Transfer of Shares to an Unaffiliated Director; provided that the aggregate number of Shares Transferred to Unaffiliated Directors shall not exceed 30,000 Shares; and (vi) any other Transfer of Shares so long as such Fleet Entity shall have performed its obligations under ARTICLE V hereof; or

                           (b) in the case of a Management Stockholder, (i) any Transfer of Shares to a Family Member of such Management Stockholder, or (ii) a Transfer of Shares permitted or effected pursuant to ARTICLES IV or V hereof.

                  "PERSON" shall have the meaning ascribed thereto in the Merger Agreement.

                  "PERSONAL REPRESENTATIVE" shall mean the successor or legal representative (including without limitation, a guardian, executor, administrator or conservator) of a deceased or incompetent Management Stockholder.

                  "PROPOSED BUYER" shall have the meaning ascribed thereto in
SECTION 3.1(a).

                  "PROPORTIONATE SHARE" shall have the meaning ascribed thereto in SECTION 3.1(c).


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                  "PUBLIC OFFERING" shall mean the sale or distribution of
Shares or other Equity Securities of the Company pursuant to an underwritten public offering registered under the Securities Act.

                  "PURCHASE PRICE PER SHARE" shall mean $6.75 per Share.

                  "PUT EXERCISE PERIOD" shall have the meaning given such term in SECTION 4.2.

                  "PUT NOTICE" shall have the meaning given such term in SECTION 4.2.

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGULATORY PROBLEM" shall have the meaning given such term in
SECTION 6.2.

                  "RELATED AGREEMENTS" shall have the meaning given such term in the Merger Agreement.

                  "RETAINED OPTIONS" shall have the meaning given such term in the Merger Agreement.

                  "RETAINED OPTION SHARES" shall mean Shares acquired upon exercise of a Retained Option with respect to which the exercise price thereof has been paid in full to the Company.

                  "SALE OF THE COMPANY" shall mean a Transfer by the Fleet Entities of the requisite percentage of Shares pursuant to SECTION 5.1(b), whether pursuant to a Transfer thereof or a recapitalization, merger, consolidation, combination, exchange or similar transaction.

                  "SBIC HOLDER" shall have the meaning given such term in
SECTION 6.2.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, each as in effect from time to time.

                  "SENIOR LENDER" shall mean The Provident Bank or any other lender providing senior financing to the Company.

                  "SKYLINE NON-QUALIFIED DEFERRED COMPENSATION PLAN TRUST, EQUITABLE TRUST COMPANY, TRUSTEE" or "SKYLINE TRUST" shall have the meaning given thereto in the Merger Agreement.

                  "SHARES" shall have the meaning given such term in the RECITALS.


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                  "STOCKHOLDERS" shall have the meaning ascribed thereto in the
Preamble to this Agreement and shall also mean the successors and assigns of each Person who shall be a "Stockholder" hereunder; provided that the terms "Stockholder" or "Stockholders" as used herein shall include any future holder of any Shares or Company Options who is or becomes a party to this Agreement.

                  "SUBSIDIARY" shall have the meaning ascribed thereto in the Merger Agreement.

                  "SUPPLEMENTARY BONUS" shall have the meaning ascribed thereto in SECTION 2.5.

                  "SURVIVING CORPORATION" shall have the meaning ascribed thereto in the Merger Agreement.

                  "SKYLINE CHILI" means Skyline Chili, Inc., an Ohio corporation.

                  "TAKE-ALONG NOTICE" shall have the meaning given such term in
SECTION 5.1.

                  "TERMINATION DATE" means the date on which (i) any Management Stockholder's employment with the Company or, if such Management Stockholder is employed by any of its Subsidiaries, with such Subsidiary, is terminated, or
(ii) any Management Stockholder is determined to have a Disability.

                  "THIRD APPRAISAL" shall have the meaning given such term in
SECTION 4.4 below.

                  "TRANSFER" shall mean, with respect to any Share, property, asset or other right or interest, when used as a verb, to sell, assign, transfer, exchange, distribute, devise, gift, grant a lien on, encumber or otherwise dispose of such Share, property, asset or other right or interest, in whole or in part, or, when used as a noun, the sale, assignment, transfer, exchange, distribution, devise, gift, granting of a lien, encumbrance or other disposition of such Share, property, asset or other right or interest, in whole or in part, in either case, whether pursuant to a sale, merger, combination, consolidation, reclassification or otherwise, except for pledges and assignments made pursuant to the Financing Agreement or collateral documents executed in connection therewith.

                  "TRANSFERRING FLEET ENTITY" shall have the meaning given such term in SECTION 5.1.

                  "UNAFFILIATED DIRECTOR" shall mean a Person designated by the Chief Executive Officer of the Company pursuant to SECTIONS 2.1(a)(ii) and
(iii), who (1) shall be reasonably acceptable to the Fleet Entities, and (2) shall not be an Affiliate or employee of the Company, the Surviving Corporation, a Management Stockholder or a Family Member of such Affiliate or employee or of a Management Stockholder.



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

                  "VOTING SECURITIES" shall mean Equity Securities of a Person having the right to vote generally in the election of the directors, managers or general or managing partners of such Person.

         1.2 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise (i) references to the plural include the singular and to the singular include the plural, (ii) the term "including" is not limiting, and (iii) the term "or" has the inclusive meaning represented by the term "and/or". The terms "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, clause, Schedule and Exhibit references are to Articles, Sections, clauses, Schedules and Exhibits (as each such Schedule or Exhibit may be amended, modified or supplemented from time to time) of this Agreement unless otherwise specified.


                                   ARTICLE II

                      AFFIRMATIVE COVENANTS OF THE COMPANY
                              AND THE STOCKHOLDERS

         2.1  BOARD REPRESENTATION AND VOTING AGREEMENT OF THE SHARES.
              --------------------------------------------------------

                  (a) From and after the date hereof and until the provisions of this Section cease to be effective, each Stockholder shall vote all of the voting securities of the Company (including without limitation the Shares) over which such Person has voting control and shall take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholders' meetings) so that:

                           (i) the authorized number of directors of the Board of Directors of the Company and each of its Subsidiaries (each a "Board") shall be established at five (5) directors;

                           (ii) until such time as the Fleet Entities shall own a majority of the Shares of Class A Common Stock, the following Persons shall be elected to each Board at each election of directors during the term of this Agreement:

                                    (A) three (3) representatives designated by
                  the Chief Executive Officer of the Company, one of whom shall be such Chief Executive Officer and the other two of whom shall be Unaffiliated Directors;

                                    (B) one (1) representative designated by
                  Chisholm; and



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



                                    (C) one (1) representative designated by the
                  Fleet Entities;

                           (iii) on and after the date that the Fleet Entities shall own a majority of the Shares of Class A Common Stock (the "BOARD CHANGE DATE"), the following Persons shall be elected to each Board at each election of directors during the term of this Agreement:

                                    (A) two (2) representatives designated by
                  the Chief Executive Officer of the Company, one of whom shall be such Chief Executive Officer and the other of whom shall be an Unaffiliated Director;

                                    (B) one (1) representative designated by
                  Chisholm; and

                                    (C) two (2) representatives designated by
                  the Fleet Entities;

                           (iv) the following directors shall be removed upon the occurrence of the events indicated:

                                    (A) one of the Unaffiliated Directors
                  designated by the Chief Executive Officer of the Company pursuant to SECTION 2.1(a)(ii), on or after the Board Change Date upon written notice by the Fleet Entities;

                                    (B) the Person designated as Chief Executive
                  Officer of the Company on or after the date such Person shall cease to serve as Chief Executive Officer upon written notice by any Stockholder; or

                                    (C) a Person who is an Unaffiliated Director
                  designated by the Chief Executive Officer pursuant to SECTION 2.1(a)(ii), on or after the date that such Person shall no longer be deemed an Unaffiliated Director pursuant to the definition of such term;

                           (v) the Fleet Entities shall have the right to (A) designate at least one (1) representative to each committee established by each Board, and (B) have an observer, selected by the Fleet Entities in their sole discretion, attend each meeting of each Board and each meeting of any committee of a Board; provided the Compensation and the Audit Committees, if any, of each Board shall consist of at least two (2) members, one of whom shall be a director designated by Chisholm, the other of whom shall be a director designated by the Fleet Entities, and the majority of which shall be directors designated by the Fleet Entities;

                           (vi) subject to SECTION 2.1(a)(iv), any director designated hereunder shall be removed from a Board (and thereupon from all committees of such Board) (with or without cause) at the written request of the Person or Persons which have the right to designate such director hereunder; and, subject to SECTION 2.1(a)(iv), a director so designated hereunder shall not be removed from such Board by any Person other than the

         Person or Persons which have the right to designate such director, except if such director has engaged in conduct constituting "cause" under the Ohio Corporation Law or, following the reincorporation of the Company in Delaware, the Delaware General Corporation Law, in which case such director may be removed in accordance with the Ohio Corporation Law or the Delaware General Corporation Law, as applicable, and such vacancy shall be filled by the Person or Persons who appointed the removed director;

                           (vii) in the event that any representative designated hereunder for any reason ceases to serve as a member of a Board or any committee thereof during such representative's term of office, the resulting vacancy on such Board or committee shall be filled by a representative designated by a Person or Persons which have the right to designate such representative hereunder;

                           (viii) after the date hereof, each Board shall hold quarterly meetings, unless the Fleet Entities shall request otherwise provided, however, that the Chief Executive officer or the Fleet Entities may call Board meetings in addition to such quarterly meetings;

                           (ix) the respective bylaws, codes of regulations, certificates of incorporation and other organizational documents of the Company and its Subsidiaries shall not be amended, restated, supplemented, revised, modified or repealed, in whole or in part without the Consent of Fleet Entities;

                           (x) the Company and its Subsidiaries shall perform their obligations under and otherwise comply with the provisions of the Related Agreements applicable to them; and

                           (xi) upon request of the Fleet Entities, the Company shall reincorporate in Delaware, as more fully set forth in SECTION 7.1 hereof.

                  (b) Each and every transferee or assignee of Shares from any Stockholder shall be bound by and subject to all the terms and conditions of this SECTION 2.1. So long as the provisions of this SECTION 2.1 are in effect, the Company shall require, as a condition precedent to the Transfer of any Shares subject to this SECTION 2.1, that the applicable transferee agrees in writing to be bound by, and subject to, the terms and conditions of this Section
2.1 and to ensure that such transferee's transferees of Shares shall be likewise bound.

                  (c) The Company and the Stockholders agree that, so long as the provisions of this SECTION 2.1 or ARTICLES III, IV, V or VI are in effect, all Shares now or hereafter held by each Stockholder will be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS IN REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF A

STOCKHOLDERS' AGREEMENT, DATED AS OF_____________, 1998, BY AND AMONG SKYLINE ACQUISITION CORP., AN OHIO CORPORATION, PREDECESSOR BY MERGER TO SKYLINE CHILI, INC., [AN OHIO/A DELAWARE] CORPORATION (THE "COMPANY") AND ALL OF THE COMPANY'S SHAREHOLDERS ON THAT DATE AND AS NAMED THEREIN. THE STOCKHOLDERS' AGREEMENT IS AN OHIO CLOSE CORPORATION AGREEMENT. THE COMPANY WILL MAIL A COPY OF THE STOCKHOLDERS' AGREEMENT TO ANY SHAREHOLDER OF THE COMPANY WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR.

                  (d) Each of the parties acknowledge that all other parties hereto will be irreparably damaged in the event that the provisions of this Section are not specifically enforced. Accordingly, should any dispute arise pursuant to SECTION 2.1, the parties agree that a decree of specific performance shall be an appropriate remedy. Such remedy shall be cumulative and shall be in addition to any other remedies which any party may have at law or in equity.

                  (e) The Company shall reimburse each director for reasonable out-of-pocket travel, lodging and other related expenses incurred in connection with attendance at meetings and shall pay to each director elected pursuant to
Section 2.1 who is not a Management Stockholder, an Affiliate or Family Member of a Management Stockholder or an employee of the Company or any of its Subsidiaries an annual director's fee of between $15,000 and $30,000 or such other amount, as shall be reasonably necessary to attract qualified directors and shall be reasonably acceptable to the Fleet Entities,.

         2.2 SPECIFIED ACTIONS. Notwithstanding anything to the contrary contained in this Agreement or in any other Related Agreement, and except as specifically provided in the following subsections, no Stockholder shall permit the Company, the Company shall not, nor shall the Company permit any of its Subsidiaries to, take any of the following actions without the prior written Consent of Fleet Entities:

                  (a) the issuance of Equity Securities of the Company or any of its Subsidiary, or any Convertible Securities with respect thereto, except as expressly permitted by this Agreement or any other Related Agreement or pursuant to the exercise of a Company Option; provided that, notwithstanding the receipt of any Consent of Fleet Entities, any Person granted a Company Option (other than a Management Incentive Option) on or after the date hereof shall agree in writing to become bound hereby as a member of the Management Group.

                  (b) except as provided in the applicable Budget adopted pursuant to SECTION 2.3(a), the incurrence by the Company or any of its Subsidiaries of Funded Debt, other than pursuant to the Financing Agreement, if after giving effect thereto, the consolidated Funded Debt of the Company, other than pursuant to the Financing Agreement, shall exceed $50,000;

                  (c) the amendment, restatement, replacement, supplement or other modification of the Financing Agreement (or the terms of any other Funded Debt of $50,000 or more) or the waiver of any material right or remedy thereunder (or with respect thereto), which in either case would have a material adverse effect upon the operations of the Company or any of its Subsidiaries, if it were determined as of the date of such modification or waiver;

                  (d) the amendment, restatement, replacement, supplement or other modification of this Agreement, any other Related Agreement, the Certificate of Incorporation, Code of Regulations or By-Laws of the Company or the Surviving Corporation, or the waiver of any material right or remedy thereunder; or

                  (e) except as provided in the applicable Budget adopted pursuant to SECTION 2.3(a), the purchase or other acquisition of any assets or businesses, or the merger, consolidation, combination with any other Person or business, whether in a single transaction or a series of related transactions, if the aggregate consideration payable in connection with such purchase or other acquisition or merger, consolidation or combination, when aggregated with the consideration payable in connection with all other such purchases or other acquisitions or mergers, consolidations or combinations during the preceding twelve (12) months for which a Consent of Fleet Entities has not been obtained, is greater than $50,000;

                  (f) except pursuant to the Financing Agreement, the sale, assignment, transfer, exchange, grant of a Lien or encumbrance or other disposition, or the engaging in any merger, consolidation or combination having a similar effect, or agreement with any Person (other than the Fleet Entities) to do or not to do any of the foregoing, whether in a single transaction or a series of related transactions, of, in or on any of the (i) any Equity Securities of any Subsidiary of the Company; or (ii) other than in the Ordinary Course of Business, assets of the Company or any of its Subsidiaries;

                  (g) the declaration, payment, disbursement or making of any dividends, distributions, stock repurchase or redemption or other payments with respect to the Shares;

                  (h) except in the Ordinary Course of Business, the making of any loan or cash advance to any Stockholder (other than the Fleet Entities) or any Affiliate or Family Member thereof, or the engaging in any transaction therewith;

                  (i) the dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

                  (j) the commencement of a voluntary proceeding with respect to the Company or any of its Subsidiaries under state or federal bankruptcy, insolvency, reorganization, rearrangement or similar laws;

                  (k) the appointment of an accounting firm other than a "big five" firm as the accountants for the Company and its Subsidiaries;

                  (l) the agreement (other than under the terms and provisions of the Financing Agreement) with any Person, which by its terms prohibits, materially restricts or materially limits the performance by the Company or any of its Subsidiaries of any of its obligations under any Related Agreement; or

                  (m) conduct the Business other than in the Ordinary Course of Business;

                  (n) engage in any business other than the Business;

                  (o) except for Persons employed by the Company or Skyline Chili as of the date hereof, employ, retain or otherwise obtain the services of any Person at annual rate of compensation equal to or exceeding $150,000;

                  (p) increase the rate of compensation of any Person employed or retained or whose services have otherwise been obtained by the Company, whose annual rate of compensation equals or exceeds $100,000 or, after giving effect to such increase would equal or exceed $100,000;

                  (q) declare, pay or set aside any amount for and in respect of incentive, performance or other bonuses; or

                  (r) remove, replace or accept the resignation of the Chief Executive Officer of the Company, who initially shall be Kevin R. McDonnell.

         2.3 FINANCIAL COVENANTS. The Company agrees that 30 days prior to the end of each fiscal year to deliver to the Fleet Entities a budget for the following fiscal year; provided that the Company shall not adopt any such budget without the Consent of Fleet Entities.

         2.4  SALE OF THE COMPANY.
              --------------------

                  (a) In the event a Sale of the Company is proposed by the Fleet Entities, each of the Management Stockholders hereby waives, to the extent permitted by applicable law, all rights to object to or dissent from such Sale of the Company and hereby agrees that each will raise no objections against such Sale of the Company. Each of the Management Stockholders agrees to vote his or her respective Shares to approve the terms of any such Sale of the Company and any matters ancillary thereto (including any conversion or exchange of Shares for Equity Securities or indebtedness of any acquiring Person or an Affiliate thereof) as may be necessary in the judgment of the Fleet Entities, to effect such Sale of the Company; provided that, (i) no Management Stockholder, solely in his capacity as a director and not in his capacity as a Stockholder, of the Company shall be required to vote in any manner which would require a breach of his fiduciary duties to the Company; and (ii) the consideration per Share to be received by such Management Stockholder pursuant to such Sale of the Company shall be at least equal to, and otherwise on terms and conditions at least as favorable to such Management Stockholder, as the consideration per share and the terms and conditions to be received by the Fleet Entities pursuant thereto.

                  (b) The Company and the Management Stockholders hereby agree to cooperate fully in any Sale of the Company and not to take any action prejudicial to or inconsistent with such Sale of the Company. Without limiting the generality of the foregoing, the Management Stockholders will, upon request, deliver an executed instrument of transfer with respect to their Shares in escrow (pending receipt of the purchase price therefor) to counsel for the Company.

                  (c) The Company shall cause its officers, employees, agents, contractors and others under its control to cooperate in any proposed Sale of the Company and not to take any action which might impede any such Sale of the Company. Any resignation or threat thereof after the date of the applicable Take-Along Notice but prior to closing of such Sale of the Company by any Management Stockholder employed or retained by or otherwise providing services to, the Company shall be regarded as a breach of this provision. Pending the completion of any proposed Sale of the Company, the Company shall use reasonable efforts to operate only in the Ordinary Course of Business and to maintain all existing business relationships in good standing. In connection with any Sale of the Company, each Management Stockholder, who is so employed or retained by or otherwise providing services, agrees to enter into an employment agreement on reasonable terms and conditions with the Company or any Person that is a party to such Sale of the Company for a term of employment of at least one year following the consummation of such Sale of the Company; provided that under such employment agreement such Management Stockholder will receive compensation substantially equivalent to or exceeding his or her then current compensation and will have responsibilities with the Company or such acquiring Person following such Sale of the Company substantially equivalent to or exceeding his then current responsibilities with the Company.

         2.5  SUPPLEMENTARY BONUS PROGRAM.
              ----------------------------

                  (a) In the event of the Sale of the Company or any other Liquidity Event, the Management Stockholders, who either (i) exercise Retained Options and Transfer the Shares acquired by such exercise pursuant to such Sale of the Company or Liquidity Event, or (ii) Transfer such Retained Options to a buyer in connection with such Sale of the Company or Liquidity Event at a price no greater than the difference between (A) the purchase price payable pursuant to such Sale of the Company or other Liquidity Event for the number of Shares that may be acquired upon exercise of such Retained Options, LESS (B) the aggregate exercise price of such Retained Options, shall be entitled to receive a bonus from the Company, payable in cash in the amount set forth on Schedule B hereto (the "SUPPLEMENTARY BONUS"); provided that, if not all of the Shares of a Management Holder acquired upon exercise of Retained Options and all of the Retained Options of a Management Stockholder are Transferred in the manner described above, such Management Stockholder shall receive a portion of the applicable Supplementary Bonus proportional to the percentage of such Shares and Retained Options of such Management Stockholder that shall have been Transferred.

                  (b) In the event of the Transfer of any Retained Option Shares by a Management Stockholder pursuant to the "tag-along" right described in and in accordance with SECTION 5.1(c), such Management Stockholder shall be entitled to receive a portion of the applicable

Supplementary Bonus proportional to the percentage of all Retained Option Shares and Retained Options of such Management Stockholder that shall have been so Transferred.

                  (c) Following the Initial Public Offering, in the event of the Transfer of any Retained Option Shares by a Management Stockholder pursuant to a "public sale" through a registered broker/dealer, whether under Rule 144 promulgated under the Securities Act or otherwise, such Management Stockholder shall be entitled to receive a portion of the applicable Supplementary Bonus proportional to the percentage of all Retained Option Shares and Retained Options of such Management Stockholder that shall have been so Transferred

                  (d) Notwithstanding anything to the contrary contained herein, no Management Stockholder shall be entitled to receive any proposed payment with respect to the Supplementary Bonus under this Section 2.5 to the extent the aggregate amount of prior payments to such Management Stockholder with respect to such Supplementary Bonus exceeds an amount equal to (i) the applicable Supplementary Bonus MULTIPLIED BY (ii) one (1) MINUS a fraction, (A) the numerator of which is equal to the number of Retained Option Shares PLUS the number of shares acquirable upon exercise of Retained Options, in either case Transferred by such Management Stockholder pursuant to SECTION 4.1 or 4.2 prior to the date of the proposed payment, and (B) the denominator of which is equal to the number of Shares acquirable upon exercise of Retained Options held by such Management Stockholder as of the date hereof, subject to appropriate adjustments to reflect any stock splits, stock dividends or recapitalizations affecting the Class A Common Stock or Class B Common Stock.


                                   ARTICLE III

                                PREEMPTIVE RIGHTS

         3.1 RIGHT TO PURCHASE. Subject to the provisions of SECTION 2.2(A), the Company shall only issue New Shares in accordance with the following terms:

                  (a) In the event the Company desires to issue any New Shares, it shall first deliver to each Stockholder a written notice (each such notice, a "NOTICE OF PROPOSED ISSUANCE") specifying the name and address of the proposed purchaser of the New Shares (each such purchaser, a "PROPOSED BUYER"), the type and total number of such New Shares which the Company then desires to issue to such Proposed Buyer (such New Shares, the "OFFERED NEW SHARES"), all of the terms, including the price, upon which the Company proposes to issue such Offered New Shares to such Proposed Buyer, and stating that the Stockholders shall have the right to purchase such Offered New Shares in the manner specified in this SECTION 3.1 at the price and in accordance with the terms and provisions specified in such Notice of Proposed Issuance.

                  (b) During the ninety (90) consecutive day period commencing on the date on which the Stockholders receive the Notice of Proposed Issuance, each Stockholder shall have the option to purchase the Offered New Shares subject to such Notice of Proposed Issuance at the price and terms specified in such Notice of Proposed Issuance and in the amount specified in

SECTION 3.1(c). A Stockholder shall give written notice of his, her or its election to purchase Offered Shares to the Company on or before the last day of such ninety (90) day period and, if a Stockholder has not given such written notice within such period, such Stockholder shall be deemed to have rejected his, her or its right to purchase the Offered New Shares. A Stockholder shall have the right to condition his, her or its purchase of the Offered New Shares upon the closing of the sale of the balance of such Offered New Shares to the Proposed Buyer. A Fleet Entity shall have the right to assign its purchase option and oversubscription right under this SECTION 3.1 to another Fleet Entity or a Subsidiary of FFG.

                  (c) Each Stockholder shall have the right to purchase that number of the Offered New Shares as shall be equal to the number of such Offered New Shares multiplied by a fraction, (i) the numerator of which shall be the number of Shares then owned by such Stockholder, and (ii) the denominator of which shall be the aggregate number of Shares then issued and outstanding. The amount of such Offered New Shares that a Stockholder is entitled to purchase under this SECTION 3.1(c) shall be referred to as its "PROPORTIONATE SHARE".

                  (d) Each Stockholder shall have a right of oversubscription such that if any Stockholder fails to elect to purchase its full Proportionate Share of the Offered New Shares, the remaining Stockholders shall, among them, have the right to purchase up to the balance of such Offered New Shares not so purchased. A Stockholder may exercise such right of oversubscription by electing to purchase more than its Proportionate Share of the Offered New Shares. If, as a result thereof, such oversubscriptions exceed the total number of the Offered New Shares available in respect to such oversubscription privilege, the oversubscribing Stockholders shall be cut back with respect to oversubscriptions on a PRO RATA basis in accordance with their respective Proportionate Shares or as they may otherwise agree among themselves.

                  (e) The Company shall have the right, until the expiration of ninety (90) consecutive days commencing on the first day immediately following the expiration of the ninety (90) day period specified in SECTION 3.1(b), to issue the Offered New Shares, which the Stockholders shall not have elected to purchase, to the applicable Proposed Buyer at the price and terms specified in the applicable Notice of Proposed Issuance. If for any reason the remaining Offered New Shares are not issued to such Proposed Buyer within such period and at such stated price and on such stated terms, the right to issue in accordance with such Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to such Offered New Shares.

                  (f) The Company shall not issue any shares in the name of such Proposed Buyer unless and until such Proposed Buyer shall have agreed in writing to become bound by the terms hereof as a Management Stockholder.

                  (g) The purchase price for any Offered New Shares to be paid by a Stockholder or the applicable Proposed Buyer shall be the price set forth in the Notice of Proposed Issuance relating to such Offered New Shares.

                  (h) The Fleet Entity purchasing the greatest percentage of any Offered New Shares shall set the place, time and date for the closing of the purchase of the Offered New Shares, which closing shall not be later than the date of the closing of the sale of any Offered New Shares to the Proposed Buyer. In the event that none or only a portion of the consideration to be paid by a Proposed Buyer with respect to any Offered New Shares is in cash, the purchase price therefor shall be the fair value of the consideration to be paid by such Proposed Buyer. In the event the Fleet Entities and the Company cannot agree, acting reasonably, upon the fair value of the consideration to be paid for such Offered New Shares, such parties shall immediately submit the issue of determining such fair value to binding arbitration which shall be held in Providence, Rhode Island, in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions.

         The closing of the sale of the Offered New Shares to the Purchasers and the Proposed Buyer shall be delayed until at least ten (10) days following the final determination of such fair value.

         3.2 CLOSING. At the closing of the purchase of any Offered New Shares, the purchasing Stockholders and the applicable Proposed Buyer shall deliver the consideration required by SECTION 3.1, and the Company shall deliver certificates representing the Offered New Shares.

                                   ARTICLE IV

                   PURCHASE OF MANAGEMENT STOCKHOLDERS' SHARES

         4.1  PURCHASE OF MANAGEMENT STOCKHOLDER'S SHARES.
              --------------------------------------------

                  (a) Subject to and in accordance with the other provisions of this SECTION 4.1, if the employment or other engagement by the Company of any Management Stockholder is terminated for Cause by the Company at any time or is voluntarily terminated by such Management Stockholder (other than for Good Reason) at any time after the date hereof and on or prior to the fifth anniversary of Closing Date, the Company may, but shall not be obligated to, repurchase from such Management Stockholder, and/or any Person to which such Management Stockholder shall have Transferred any Shares (a "MANAGEMENT SUCCESSOR"), and, if the Company so elects, such Management Stockholder and Management Successor shall be obligated to sell to the Company, all or any portion of the Management Shares, the Retained Options and the Performance Options, which are not terminated as a result of such employment termination, held or owned beneficially by such Management Stockholder or the Management Successor of such Management Stockholder at a purchase price equal to the lesser of (i) the Original Cost, (ii) the Book Value, or (iii) Market Value of such Management Shares and Company Options. The purchase price payable in such events shall be paid in accordance with the provisions of SECTION 4.3 hereof.

                  (b) Subject to and in accordance with the other provisions of this SECTION 4.1, at any time after the date hereof in the event of (i) the termination by the Company of the employment or engagement of such Management Stockholder (other than for Cause), (ii) the voluntary termination by such Management Stockholder for Good Reason of his or her employment or engagement by the Company, (iii) the voluntary termination by such Management Stockholder of his or her employment or engagement by the Company for any reason after the fifth anniversary of the Closing Date; or (iv) the death or Disability of such Management Stockholder, the Company may, but shall not be obligated to, repurchase from such Management Stockholder (or his Personal Representative) and/or any Management Successor of such Management Stockholder and, if the Company so elects, the Management Stockholder (or his Personal Representative) and/or any such Management Successor shall be obligated to sell to the Company, all or any portion of the Management Shares, the Retained Options and the Performance Options, which are not terminated as a result of such employment termination, death or disability, held or owned beneficially by such Management Stockholder and Management Successor at a purchase price equal to the Market Value of such Management Shares, such Retained Options and such Performance Options; provided that, if such Management Stockholder or Management Successor shall have the right pursuant to SECTION 4.2 to require the Company to repurchase any Retained Options included in such Company Options or any Shares acquired upon exercise of Retained Options included in such Management Shares, the purchase price under this SECTION 4.1(b) for such Retained Options or such Shares acquired upon exercise of Retained Options shall not be less than the Original Cost thereof and the purchase price paid with respect thereto shall be applied against the limits specified in
SECTION 4.2(c). The purchase price payable in such events shall be paid in accordance with the provisions of SECTION 4.3 hereof.

         4.2  PUT OF MANAGEMENT STOCKHOLDER'S SHARES.
              ---------------------------------------

                  (a) Subject to and in accordance with the other provisions of this SECTION 4.2, any prior exercise by the Company of its rights pursuant to
SECTION 4.1 and the terms and provisions of the Financing Agreement, if the employment or other engagement by the Company of any Management Stockholder is terminated by the Company for any reason (other than Cause) or by such Management Stockholder for Good Reason at any time after the date hereof, such Management Stockholder or any Management Successor of such Management Stockholder may by written notice to the Company (the "PUT NOTICE") require the Company to repurchase from such Management Stockholder and any such Management Successor the Retained Options and Shares acquired upon exercise of Retained Options held or owned beneficially by such Management Stockholder and Management Successor at a purchase price equal to the Original Cost of such Retained Options and Shares. The Management Stockholder shall have no right to put the Performance Options. The purchase price payable in such events shall be paid in accordance with the provisions of SECTION 4.3 hereof.

                  (b) The Put Notice shall be delivered within sixty (60) days of the termination of the applicable Management Stockholder (such period being herein called the "PUT EXERCISE PERIOD").

                  (c) Notwithstanding anything to the contrary contained herein, the aggregate amount of the purchase price payable by the Company pursuant to this SECTION 4.2 (including any amounts applied against the limits specified herein pursuant to SECTION 4.1(b)) from and after the date hereof for Management Shares and Company Options held or beneficially owned by (i) Thomas L. Allen, Phillip W. Lewis, Jeffry W. Shelton or their interests under the Skyline Trust shall not exceed $266,925, (ii) Kevin R. McDonnell, his Personal Representative or his Management Successors shall not exceed $225,000, and (iii) Deborah L. Chitwood, Kenneth Davis or Charles Harnist shall not exceed $126,945, and, following payment of the specified aggregate amount, the Company shall have no further obligations under this SECTION 4.2 to the applicable Persons indicated in subparagraphs (i), (ii) and (iii) above.

         4.3.  REPURCHASE CLOSINGS.
               --------------------

                  (a)(i) In the event that the Company elects to exercise its purchase rights with respect to a Management Stockholder pursuant to SECTION 4.1, the Company shall deliver written notice to such Management Stockholder or such Management Stockholder's Personal Representative, as applicable (the "EXERCISE NOTICE"), specifying the number of Shares and Company Options to be repurchased within one hundred and eighty (180) days following the later of the appointment of any such Personal Representative or the applicable Termination Date or the period provided in SECTION 4.3(a)(iv) below.

                  (ii) The purchase of Shares and Company Options pursuant to
SECTION 4.1 shall be completed at the Company's principal office within sixty
(60) days after the delivery of the Exercise Notice, or if the purchase price therefor shall be based on the Market Value thereof, thirty (30) days following the determination of the applicable Market Value.

                  (iii) The purchase of Shares and Company Options pursuant to a Put Notice given under SECTION 4.2 shall be completed within sixty (60) days after the later of delivery of such Put Notice.

                  (iv) In the event the Company fails to deliver an Exercise Notice within the period specified above, (x) the purchase rights of the Company with respect to the applicable Shares and Company Options shall terminate; provided that the applicable Management Stockholder or Management Successor shall have given the Fleet Entities written notice of such non-delivery of an Exercise Notice (a "NON-EXERCISE NOTICE") and the Company shall not have delivered an Exercise Notice within fifteen (15) days of delivery of such Non-Exercise Notice, (y) if a Management Stockholder or Management Successor shall fail to deliver a timely Non- Exercise Notice, the Company shall deliver written notice of the termination of the Company's purchase rights under
SECTION 4.1 (the "COMPANY CALL EXPIRATION NOTICE") to each Stockholder
(other than the Stockholder holding such Shares or Company Options), and (z) each of such other Stockholders may elect, by delivery of written notice to the Company within fifteen (15) days after delivery of the Company Call Expiration Notice, to purchase all or any portion of such Shares at the same price as the Company would have paid for such Shares had the Company exercised its purchase rights with respect thereto pursuant to SECTION 4.1. The purchase price payable in such event shall be paid in accordance with the provisions of this SECTION 4.3.

                  (v) In the event that the aggregate number of Shares which the Stockholders elect to purchase pursuant to SECTION 4.3(a)(iv) exceeds the total of number of Shares that are subject to the Stockholders' purchase rights pursuant to SECTION 4.3(a)(iv), each electing Stockholder will be entitled to purchase a pro rata portion of such Shares based upon the respective percentage of such Shares which each such Stockholder had elected to purchase.

                  (vi) The purchase of Shares pursuant to SECTIONS 4.3(a)(iv) or
(v) by one or more Stockholders shall be completed at the Company's principal office within thirty (30) days after the delivery of the Company Call Expiration Notice, or if the purchase price therefor shall be based on the Market Value thereof, thirty (30) days following the determination of the applicable Market Value.

                  (vii) In the event that any Stockholder fails to provide timely notice to the Company of its election to purchase Shares that are subject to purchase under SECTIONS 4.3(a)(iv) or (v) or to tender cash or a note in payment of the purchase price for such Shares at the Company's principal office within the specified time period, the purchase rights of such Stockholder under SECTIONS 4.3(a)(iv) and (v) with respect to such Shares shall lapse.

                  (viii) In the event a Management Stockholder or the Management Successor of such Management Stockholder fails to deliver a Put Notice during the Put Exercise Period, the rights of such Management Stockholder and Management Successor to cause the Company to repurchase the Management Shares of such Management Stockholder shall terminate.

                  (ix) At any closing of any purchase of Shares pursuant to this
ARTICLE IV, the selling Management Stockholder, Management Successor and/or, if applicable, a Management Stockholder's Personal Representative shall deliver to the Company, or the purchasing Stockholders, as applicable, fully executed assignments for the Shares being repurchased by the Company, or the purchasing Stockholders, as applicable, against receipt of the purchase price therefor, subject to the provisions of SECTION 4.3(b) below.

                  (b) The Company or a Stockholder shall be entitled to complete the purchase of Shares pursuant to this ARTICLE IV by delivering to the selling Management Stockholder (or his Personal Representative, if any) or a Management Successor of such Management Stockholder either cash or a promissory note for the purchase price, at the sole discretion of the Company or such Stockholder. Each such promissory note shall, subject to the terms and provisions of the Financing Agreement, (w) accrue interest at the rate paid by the Surviving Corporation on the [Revolving Loan] (as defined in the Financing Agreement) to the Senior Lender pursuant to the Financing Agreement payable annually, and (x) provide for the payment of the principal evidenced thereby (together with accrued and compounded interest thereon) in thirty-six (36) equal monthly installments of principal beginning on the first day of the first month following the purchase of such Shares, and (y) be secured solely by a pledge of Shares which have been purchased.

         4.4 DETERMINATION OF MARKET VALUE. For purposes hereof, the "Market Value" of any Management Shares to be purchased by the Company shall be the fair market value of such Management Shares, determined as of the applicable Termination Date as follows:

                  (a) (i) The Board of the Company, by affirmative vote of at least a majority of such Board (excluding, the Chief Executive Officer and any director designated by the Chief Executive Officer of the Company [the directors other than any such excluded directors being herein referred to as the "DISINTERESTED DIRECTORS"]) and with the Consent of Fleet Entities, shall make a good faith determination of the fair market value of the Management Shares proposed to be purchased and by written notice to the applicable Management Shareholder offer to purchase such Management Shares for such fair market price.

                  (ii) Within fifteen (15) days after the delivery of the offer described in (a)(i), the Management Stockholder, whose Management Shares are being purchased, may object to the such Board determination of the fair market value of such Management Shares by delivery of written notice of such objection to the Company. If such Management Stockholder does not so object, then the fair market value of such Management Shares shall be equal to the fair market so determined by the Board.

                  (b)(i) If the Management Stockholder, whose shares are being purchased, pursuant to (a)(ii) above objects to a determination of fair market value, within thirty (30) days of such objection, the Board of the Company, by affirmative vote of at least a majority of the Disinterested Directors and with the Consent of Fleet Entities, shall select a qualified, nationally recognized appraiser to make a good faith determination of the fair market value of the Management Shares proposed to be purchased pursuant to a written report (the "INITIAL APPRAISAL"). Following receipt of the Initial Appraisal, if after review thereof, the Board of the Company elects to exercise the Company's purchase rights with respect to such Management Shares at the fair market value specified in the Initial Appraisal, the Company shall offer to purchase such Management Shares for the fair market value specified in the Initial Appraisal and shall deliver a copy of such Initial Appraisal to the applicable Management Stockholder. For purposes of the exercise by any Stockholder of such Stockholder's rights to acquire Management Shares pursuant to this Article, the Board of the Company shall select the appraiser to perform the Initial Appraisal but any offer or notice given or decision to accept or reject a fair market value pursuant to this Article shall be made by such Stockholder rather than the Board of the Company.

                  (ii) Within fifteen (15) days after the delivery of the offer described in (b)(i), the Management Stockholder, whose Management Shares are being purchased, may object to the Initial Appraisal by delivery of written notice of such objection to the Company. If such Management Stockholder does not so object, then the fair market value of such Management Shares shall be equal to the fair market value set forth in the Initial Appraisal.

                  (c) In the event a Management Stockholder delivers a timely notice of objection pursuant to (b)(ii), then such Management Stockholder shall, at his or her own cost and expense, select a qualified, nationally recognized appraiser to make a good faith determination of the fair market value of the Management Shares being purchased pursuant to a written report (the "MANAGEMENT APPRAISAL"). A copy of such Management Appraisal shall be delivered by the Management Stockholder to the Company and each Fleet Entity within fifteen (15) days after the date such notice of objection was delivered. In the event such Management Appraisal is not delivered by such date, the fair market value of such Management Shares shall be equal to the fair market value set forth in the Initial Appraisal.

                  (d) Within fifteen (15) days of the delivery of the Management Appraisal, a majority of the Disinterested Directors (with the Consent of Fleet Entities) may object to the Management Appraisal by delivery of written notice thereof to the applicable Management Stockholder. If no timely notice of objection is so delivered within twenty-five (25) days of the delivery of the Management Appraisal, then the Fleet Entities may object to the Management Appraisal by delivery of written notice thereof to the applicable Management Stockholder. In the event no timely notice of objection to the Management Appraisal is delivered to the applicable Management Stockholder, then the fair market value of the Management Shares being purchased shall be equal to the amount set forth in the Management Appraisal.

                  (e) In the event the Disinterested Directors or the Fleet Entities deliver a timely notice of objection pursuant to (d), within fifteen
(15) days after the delivery of such notice, the Company and the applicable Management Stockholder shall cause the appraisers selected by each of them to mutually agree to and select a third qualified, nationally recognized independent appraiser to determine the fair market value of such Management Shares (the "THIRD APPRAISAL"). The Company and the applicable Management Stockholder shall equally share the cost and expense of such Third Appraisal.

                  (f) Copies of the written report of the Third Appraisal shall be delivered by such third appraiser to the Company and the applicable Management Stockholder within thirty (30) days of selection of such third appraiser.

                  (g) Upon delivery of the Third Appraisal, the fair market value of the Management Shares to be purchased shall equal the average of the two closest fair market values of such Management Shares set forth in (i) the Initial Appraisal, (ii) Management Appraisal, and (iii) the Third Appraisal; provided that following final determination of the Market Value pursuant hereto, the Company or any Stockholder, as applicable, may elect not to exercise its purchase rights pursuant to SECTION 4.1.

         4.5 REQUIRED CONSENTS. Any purchase of Management Shares and Company Options pursuant to Section 4.1 shall require the Consent of the Fleet Entities and the written consent of the Senior Lender. Any purchase of Management Shares and Company Options pursuant to Section 4.2 shall require the written consent of the Senior Lender to the Company, which consent the Company shall seek to obtain.

                                    ARTICLE V

                            TAKE-ALONG AND TAG-ALONG

         5.1  TAKE-ALONG AND TAG-ALONG.
              -------------------------

                  (a) Except for any Permitted Transfers, in the event that any transferring Fleet Entity (a "TRANSFERRING FLEET ENTITY") wishes to accept a bona fide third party offer for the purchase of all or any of the Shares held by it, such Transferring Fleet Entity shall give written notice thereof to each other Stockholder, which notice shall describe the material terms and conditions of such offer.

                  (b) Transferring Fleet Entities, which shall propose to sell pursuant to such a bona fide third party offer at least fifty-one percent (51%) of the Shares held by the Fleet Entities pursuant to a proposed Sale of the Company, may by written notice (a "TAKE-ALONG NOTICE") to each other Stockholder require each other Stockholder to sell the same proportionate percentage of the outstanding Shares which such Stockholder owns, as the Transferring Fleet Entities propose to sell, for the same consideration per Share and otherwise on the same terms and conditions obtained by the Transferring Fleet Entity.

                  (c) TAG-ALONG. If the Transferring Fleet Entities shall not have delivered a Take-Along Notice with respect to a proposed sale of Shares by such Transferring Fleet Entities, any Stockholder, at his, her or its option, may by written notice to such Transferring Fleet Entities given within fifteen
(15) days of receipt of notice of such bona fide third party offer, require such Transferring Fleet Entities to cause such third party to acquire the same proportionate percentage of the outstanding Shares which such Stockholder owns, as the Transferring Fleet Entity proposes to sell, for the same consideration per Share and otherwise on the same terms and conditions obtained by the Transferring Fleet Entity. The Transferring Fleet Entities shall not consummate any sale of Shares by them unless the acquiring Person shall acquire any Shares of the Management Stockholders required to be acquired under this SECTION 5.1(c).

                  (d) Stockholders participating in a sale pursuant to this
ARTICLE V shall bear their PRO RATA share of transaction costs incurred in connection with such sale to the extent such costs would otherwise be borne by the Transferring Fleet Entity.


                                   ARTICLE VI

                            RESTRICTIONS ON TRANSFER

         6.1 TRANSFER RESTRICTIONS. Except as provided in Section 6.2 hereof, no Stockholder other than a Fleet Entity shall Transfer any Shares of the Company except as specifically permitted by this Agreement or pursuant to a Permitted Transfer.

         6.2  REGULATORY COMPLIANCE COOPERATION.
              ----------------------------------

                  (a) In the event that any Fleet Entity that is a Small Business Investment Company within the meaning of the Small Business Investment Act of 1958, as amended (an "SBIC HOLDER") determines that it has a Regulatory Problem (as defined below), such SBIC Holder shall have the right to transfer its Shares without regard to any restriction on transfer set forth in this Agreement other than applicable federal or state securities laws (provided that the transferee agrees to become a party to this Agreement and executes an Instrument of Accession), and the Company shall take all such actions as are reasonably requested by such SBIC Holder in order to (a) effectuate and facilitate any transfer by such SBIC Holder of any securities of the Company then held by such SBIC Holder to any Person designated by such SBIC Holder, (b) permit such SBIC Holder (or any Affiliate thereof) to exchange all or any number of Shares of any Class A Common Stock for an equal number of Shares of Class B Common Stock, and
(c) amend this and any related agreements and instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their Shares in favor of such amendments and actions.

                  (b) For purposes of this Agreement, a "REGULATORY PROBLEM" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any SBIC Holder believes that there is a substantial risk of such assertion) that such SBIC Holder is not entitled to hold, or exercise any significant right with respect to, the Shares.
 .

         6.3 TERMINATION. The provisions of this ARTICLE VI shall terminate upon the consummation of an initial Public Offering.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 REINCORPORATION; AMENDMENT OF ARTICLES OF INCORPORATION AND CODE OF REGULATIONS.

                  (a) Following the Effective Time, the Fleet Entities may elect to cause the reincorporation of the Surviving Corporation as a Delaware corporation by giving written notice of such election to the Company or the Surviving Corporation. In any such event, the Company and the Management Stockholders shall take all necessary steps, including without limitation the voting by the Management Stockholders of their Shares in favor of any required action of the stockholders of the Surviving Corporation with respect thereto, at the expense of the Company to effect such reincorporation within 60 days of such notice including the ratification of all of the Related Agreements.

                  (b) As of the Effective Time, immediately following the consummation of the Merger, the Articles of Incorporation and the Code of Regulations of the Surviving Corporation shall be amended as set forth on SCHEDULE C attached hereto. The Company and each of the Stockholders shall take all necessary steps at the expense of the Company to effect such amendments, including without limitation, as of the Effective Time, the voting by the Stockholders of their Shares in favor of such amendments.

         7.2 WAIVERS AND AMENDMENTS. Until the Company is reincorporated as a Delaware corporation, the rights and obligations of the Company and the rights and obligations of the Stockholders under this Agreement may not be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended without the written consent of the Company each Fleet Entity and Persons holding 80% of the number of outstanding shares of Class A Common Stock and 80% of the number of outstanding shares of Class B Common Stock. After the Company has been reincorporated in Delaware, the rights and obligations of the Company and the rights and obligations of the Stockholders under this Agreement may not be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended without the written consent of the Company, each Fleet Entity and Persons holding a majority of the Management Shares.

         7.3 GOVERNING LAW. Until the Company is reincorporated as a Delaware corporation, this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to any choice or conflict of law provisions or rule that would cause the application of the domestic substantive laws of any other state, and this Agreement shall be an Ohio Close Corporation Agreement and shall be governed by the provisions of Ohio Revised Code Section 1701.591, as amended from time to time. After the Company is reincorporated as a Delaware corporation, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provisions or rule that would cause the application of the domestic substantive laws of any other state.

         7.4 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         7.5 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         7.6 NOTICES. Unless otherwise specifically provided herein, any notice, consent, waiver or other communication required or permitted to be given hereunder shall be in writing addressed to the applicable party as set forth below and may be personally served, telecopied or sent by nationally recognized overnight courier service or United States certified mail, postage prepaid and return receipt requested, and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Providence, Rhode Island time) or, if not, on the next succeeding Business Day; (iii) if delivered by overnight courier, one Business Day after delivery to such courier, properly addressed; or (iv) if by U.S. Mail, four (4) Business Days after depositing in the United States mail. Notices shall be addressed as follows:

         If to the Company:

                  c/o Fleet Venture Resources, Inc.
                  50 Kennedy Plaza
                  Providence, RI 02903
                  Telecopy No.:  (401) 278-6387
                  Telephone No.:  (401) 278-6770
                  Attention:  Bernard V. Buonanno, III, Vice President

         with a copy to:

                  Richard G. Small, Esq.
                  Edwards & Angell
                  2700 Hospital Trust Plaza
                  Providence, RI 02903
                  Telecopy No.:  (401) 276-6611
                  Telephone No.:  (401) 276-6582

         If to any Fleet Entity:

                  c/o Fleet Venture Resources, Inc.
                  50 Kennedy Plaza, Suite 1200
                  Providence, Rhode Island 02903
                  Telecopy No.:  (401) 278-6387
                  Telephone No.:  (401) 278-6770
                  Attention:  Bernard V. Buonanno, III, Vice President

         and to:

                  Chisholm Partners III, L.P.
                  50 Kennedy Plaza, Suite 1200
                  Providence, Rhode Island 02903
                  Telecopy No.:  (401) 278-6387
                  Telephone No.:  (401) 278-6770
                  Attention:  Bernard V. Buonanno, III


         with a copy to:

                  Richard G. Small, Esq.
                  Edwards & Angell
                  2700 Hospital Trust Plaza
                  Providence, RI 02903
                  Telecopy No.:  (401) 276-6611
                  Telephone No.:  (401) 276-6582

                  If to any Management Stockholder to the residence address of such Management Stockholder reflected on the books of the Company.

         7.7 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts and each counterpart, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         7.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         7.10 CONSENT TO JURISDICTION. UNTIL THE COMPANY IS REINCORPORATED AS A DELAWARE CORPORATION, THE PARTIES HERETO HEREBY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE STATE OF OHIO AND TO JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE [ ] DISTRICT OF OHIO AND TO THE COURTS TO WHICH AN APPEAL OF THE DECISIONS OF SUCH COURTS MAY BE TAKEN, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT FOR THE [ ] DISTRICT OF OHIO MAY BE MADE BY REGISTERED MAIL TO IT AT SUCH PARTY'S ADDRESS SET FORTH IN
SECTION 7.6.

         ON AND AFTER THE DATE THAT THE COMPANY IS REINCORPORATED AS A DELAWARE CORPORATION, THE PARTIES HERETO HEREBY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE STATE OF DELAWARE AND TO JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND TO THE COURTS TO WHICH AN APPEAL OF THE DECISIONS OF SUCH COURTS MAY BE TAKEN, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE MAY BE MADE BY REGISTERED MAIL TO IT AT SUCH PARTY'S ADDRESS SET FORTH IN
SECTION 7.6.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     SKYLINE ACQUISITION CORP.

                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     FLEET VENTURE RESOURCES, INC.


                                     By:
                                        ---------------------------------
                                              Bernard V. Buonanno, III
                                              Vice President



                                     FLEET EQUITY PARTNERS VI, L.P.

                                     By:      Fleet Growth Resources, II, Inc.,
                                              a General Partner


                                     By:
                                        ---------------------------------
                                              Bernard V. Buonanno, III
                                              Vice President



                                     KENNEDY PLAZA PARTNERS


                                     By:
                                        ---------------------------------
                                              Bernard V. Buonanno, III
                                              Authorized Partner

                                 CHISHOLM PARTNERS III, L.P.

                                 By:  Silverado III, L.P., a General Partner
                                 By:     Silverado III, Corp., a General Partner


                                 By:
                                    ---------------------------------
                                          Bernard V. Buonanno, III
                                          Vice President




                                    ---------------------------------
                                          (Kevin R. McDonnell)


                                    ---------------------------------
                                          (Thomas L. Allen)


                                    ---------------------------------
                                          (Phillip M. Lewis, Jr.)


                                    ---------------------------------
                                          (Jeffrey W. Shelton)


                                    ---------------------------------
                                          (Deborah L. Chitwood)


                                    ---------------------------------
                                          (Kenneth E. Davis)


                                    ---------------------------------
                                          (Charles L. Harnist)

                                       SKYLINE NON-QUALIFIED DEFERRED
                                       COMPENSATION PLAN TRUST

                                       By Equitable Trust Company, as trustee



                                       By
                                         --------------------------------------
                                                M. Kirk Scobey
                                                Executive Vice President

                                   SCHEDULE C

                                   AMENDMENTS
                                       TO
                            ARTICLES OF INCORPORATION
                                       AND
                               CODE OF REGULATIONS
                                     OF THE
                              SURVIVING CORPORATION

         I. AMENDMENTS TO ARTICLES OF INCORPORATION. As of the Effective Time, the following amendments shall be deemed made to the Amended Articles of Incorporation of the Company (the "Amended Articles"):

                  A. ARTICLE NINTH. Article Ninth of the Amended Articles shall be amended by deleting therefrom subsections (c), (d), (e), (f) and (g).

                  B. ARTICLE TENTH. Article Tenth of the Amended Articles shall be amended by deleting therefrom subsections (a), (b), (c), (d), (f) and (g) and by redesignation of subsection (e) thereof as subsection (a).

         II. AMENDMENTS TO CODE OF REGULATIONS. As of the Effective Time, the following amendments shall be deemed made to the Code of Regulations of the Company (the "Code of Regulations"):

                  A. SHAREHOLDERS. Section II of the Code of Regulations shall be amended as follows:

                  1. SPECIAL MEETINGS. Subsection (b) of Section II of the Code of Regulations shall be amended by deleting the phrase "fifty percent (50%)" therefrom and substituting therefor the phrase "ten percent (10%)".

                  2. NOTICE OF MEETING. Subsection (d) of Section II of the Code of Regulations shall be amended by deleting the last paragraph thereof and adding a sentence to the first paragraph thereof as follows:

Such notice shall include a brief description of the business desired to be brought before the meeting.

                  3. WAIVER OF NOTICE. Section II of the Code of Regulations shall be amended by deleting therefrom subsection (h) entitled "PROCEDURE FOR BRINGING BUSINESS BEFORE MEETING" and inserting in place thereof the following:

         (h)      Waiver of Notice
                  ----------------

         Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                  B. DIRECTORS. Section III of the Code of Regulations shall be amended as follows:

                  1. NUMBER OF DIRECTORS. Subsection (a) of Section III of the Code of Regulations shall be amended as follows:

                  (a) the phrase "three (3)" shall be deleted from the first sentence thereof and the phrase "five (5)" substituted therefor; and

                  (b) the last two sentences shall be deleted therefrom.

                  2. NOMINATION AND ELECTION OF DIRECTORS. Subsection (b) of
Section III of the Code of Regulations shall be amended as follows:

                  (a) the second sentence of the second paragraph thereof shall be deleted; and

                  (b) the third paragraph thereof shall be deleted.

                  3. REGULAR MEETINGS. Subsection (e) of Section III of the Code of Regulations shall be amended by adding the following proviso to the end thereof:

; provided that the Board of Directors shall meet at least once per calendar quarter.

                  4. SPECIAL MEETINGS. Subsection (f) of Section III of the Code of Regulations shall be amended by deleting the phrase "three (3)" therefrom and substituting the phrase "two (2)" therefor.

                  5. COMMITTEES. Section III of the Code of Regulations shall be amended as follows:

                  (a) the second paragraph of subsection (j) thereof shall be designated as subsection (k), entitled "COMMITTEES";

                  (b) the first sentence of newly designated subsection (k) thereof shall be amended by adding at the end thereof the following proviso:

; provided that notwithstanding anything to the contrary contained herein the consent of a majority of the outstanding shares entitled to vote for Directors shall be required to the appointment to the Audit or Compensation Committees of any Directors, none of whom shall be an employee or officer of the Corporation, and the Directors may not establish an Executive Committee without the consent of sixty-one percent (61%) of the outstanding shares entitled to vote for Directors.

                  6. SALE AND LEASEBACK. Section III of the Code of Regulations shall be amended by inserting at the end thereof new subsection (l) as follows:

                  (l) SALE AND LEASEBACK. Except pursuant to a vote of a majority of the Directors, the Corporation shall not engage in any transaction involving the sale and leaseback of any franchised restaurant or location.




                                       3